UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __ )

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IFT Corporation
Quorum Business Center
718 South Military Trail
Deerfield Beach, Florida 33442

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

AND

PROXY STATEMENT

Meeting Date
June 29, 2005

YOUR VOTE IS IMPORTANT!
Please sign and promptly return your Proxy
in the enclosed envelope or vote your
shares by telephone or using the Internet.

May 31, 2005

Dear Stockholder:

You are cordially invited to attend our 2005 Annual Meeting of Stockholders to be held at The Kamson Corporation, 270 Sylvan Avenue, Englewood Cliffs, New Jersey 07632, on Wednesday, June 29, 2005 at 9:00 AM, local time. We hope you will be present to hear management's report to stockholders.

The attached Notice of Annual Meeting of Stockholders and Proxy Statement describe the matters to be acted upon. If you plan to attend the Annual Meeting in person, please mark the designated box on the enclosed proxy card. Alternatively, if you utilize the telephone or Internet voting system, please indicate your plans to attend the Annual Meeting when prompted to do so by the system. If you are a stockholder of record, you should bring the bottom half of the enclosed proxy card as your admission card and present the card upon entering the Annual Meeting. If you are planning to attend the Annual Meeting and your shares are held in street name (by a bank or broker, for example), you should ask the record owner for a legal proxy or bring your most recent account statement to the Annual Meeting so that we can verify your ownership of IFT Common Stock. Please note, however, that if your shares are held in street name and you do not bring a legal proxy from the record owner, you will be able to attend the Annual Meeting, but you will not be able to vote at the Annual Meeting.

Whether or not you plan to attend the annual meeting personally, and regardless of the number of shares you own, it is important that your shares be represented at the Annual Meeting. Accordingly, we urge you to complete the enclosed proxy card and return it to our vote tabulators promptly in the prepaid postage envelope provided, or to promptly use the telephone or Internet voting system. If you do attend the Annual Meeting and wish to vote in person, you may withdraw your proxy at that time.

IFT CORPORATION

Michael T. Adams
Chief Executive Officer

Deerfield Beach, Florida

IFT Corporation
Quorum Business Center
718 South Military Trail
Deerfield Beach, Florida 33442

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 29, 2005

The 2005 Annual Meeting of Stockholders of IFT Corporation will be held at The Kamson Corporation, 270 Sylvan Avenue, Englewood Cliffs, New Jersey 07632 on Wednesday, June 29, 2005 at 9:00 a.m., local time. We are holding the meeting to:

1.	Elect a board of directors to hold office until the next annual meeting of stockholders or until their respective successors have been elected or appointed; and
2.	Transact any other business that may properly come before the meeting.

If you owned IFT common stock at the close of business on Thursday, May 12, 2005, you may attend and vote at the meeting. If you cannot attend the meeting, you may vote by telephone or by using the Internet as instructed on the enclosed proxy card or by mailing the proxy card in the enclosed postage-paid envelope. Any stockholder attending the meeting may vote in person, even if you have already returned a proxy card. A list of stockholders eligible to vote at the meeting will be available for review during our regular business hours at our headquarters in Deerfield Beach, Florida for the ten days prior to the meeting for any purpose related to the meeting.

We look forward to seeing you at the meeting.

By Order of the Board of Directors

Sharmeen Hugue
Corporate Secretary

May 31, 2005
Deerfield Beach, Florida

As promptly as possible, please vote by telephone or by using the Internet as instructed on the enclosed proxy card or complete, sign and date the proxy card and return it in the enclosed postage-paid envelope.

IFT CORPORATION

Proxy Statement
for
Annual Meeting of Stockholders
To Be Held June 29, 2005

i

Quorum Business Center
718 South Military Trail
Deerfield Beach, Florida 33442

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

Our Board of Directors is soliciting proxies for the 2005 Annual Meeting of Stockholders to be held June 29, 2005. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

Voting materials, which include the proxy statement, proxy card and 2004 Annual Report, will be mailed to stockholders on or about June 3, 2005. The Kamson Corporation is located at 270 Sylvan Avenue, Englewood Cliffs, New Jersey 07632.

IFT will bear the expense of soliciting proxies. We will reimburse banks, brokers and other custodians, nominees and fiduciaries for reasonable charges and expenses incurred in forwarding soliciting materials to their clients.

QUESTIONS AND ANSWERS

Q:	Who may vote at the meeting?

A:
The Board set May 12, 2005, as the record date for the meeting. If you owned our common stock at the close of business on May 12, 2005, you may attend and vote at the meeting. Each stockholder is entitled to vote for each share of common stock on all matters to be voted on. There were 50,200,219 shares of our common stock outstanding on May 12, 2005.

Q:	What is the quorum requirement for the meeting?

A:
A majority of IFT’s outstanding shares as of the record date must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum. Shares are counted as present at the meeting if you:

•	are present and entitled to vote in person at the meeting; or
•	have properly submitted a proxy card or voted by telephone or by using the Internet.

If you abstain from voting on any or all proposals, your shares are still counted as present and entitled to vote. Each proposal identifies the votes needed to approve or ratify the proposed action.

Q:	What proposals will be voted on at the meeting?

A:	There is one Board proposal scheduled to be voted on at the meeting:

•	Election of Directors

We will also consider other business that properly comes before the meeting.

Q:	How may I vote my shares in person at the meeting?

A:
If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered, with respect to those shares, the shareowner of record, and the proxy materials and proxy card are being sent directly to you by IFT. As the shareowner of record, you have the right to vote in person at the meeting. If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and the proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you are also invited to attend the Annual Meeting. Since a beneficial owner is not the shareowner of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting.

Q:	How can I vote my shares without attending the meeting?

A:
Whether you hold shares directly as a registered shareowner of record or beneficially in street name, you may vote without attending the meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your stockholder or nominee. In most cases, you will be able to do this by telephone, by using the Internet or by mail. Please refer to the summary instructions included with your proxy materials and on your proxy card. For shares held in street name, the voting instruction card will be included by your stockbroker or nominee.

BY TELEPHONE OR THE INTERNET - If you have telephone or Internet access, you may submit your proxy by following the instructions with your proxy materials and on your proxy card.

BY MAIL - You may submit your proxy by mail by signing your proxy card or, for shares held in street name, by following the voting instruction card included by your stockbroker or nominee and mailing it in the enclosed, postage-paid envelope. If you provide specific voting instructions, your shares will be voted as you have instructed.

Q:	How can I change my vote after I return my proxy card?

A:
You may revoke your proxy and change your vote at any time before the final vote at the meeting. You may do this by signing and submitting a new proxy card with a later date, voting by telephone or by using the Internet (your latest telephone or Internet proxy is counted) or by attending the meeting and voting in person. Attending the meeting will not revoke your proxy unless you specifically request it.

Q:	Where can I find the voting results of the meeting?

A:	The preliminary voting results will be announced at the meeting. The final results will be published in our quarterly report on Form 10-Q for the second quarter of 2005.

Confidentiality

We maintain a policy that all proxies, ballots and voting materials that identify your vote be kept confidential, except in the following circumstances:

•	to allow the election inspector appointed for our Annual Meeting to certify the results of the vote;
•	as necessary to meet applicable legal requirements, including the pursuit or defense of a judicial action;
•
where we conclude in good faith that a bona fide dispute exists as to the authenticity of one or more proxies, ballots, or votes, or as to the accuracy of the tabulation of such proxies, ballots, or votes;

•	where a stockholder expressly requests disclosure or has made a written comment on a proxy card;
•
where contacting stockholders by us is necessary to obtain a quorum, the names of stockholders who have or have not voted (but not how they voted) may be disclosed to us by the election inspector appointed for the Annual Meeting;

•	aggregate vote totals may be disclosed to us from time to time and publicly announced at the meeting of stockholders at which they are relevant; and
•	in the event of any solicitation of proxies with respect to any of our securities by a person other than us of which solicitation we have actual notice.

PROPOSAL 1
ELECTION OF DIRECTORS

General

We currently have four members on our Board of Directors. Proxy holders will vote for the nominees listed below. The accompanying proxy will be voted for the nominees to serve as directors unless you indicate to the contrary on the proxy card. Abstentions have no effect on the vote. Each of the nominees listed below is currently a director of IFT who was previously elected by the stockholders or appointed by the Board of Directors after the annual meeting of stockholders in 2004. Each person elected will continue until the Annual Meeting of Stockholders to be held in 2006.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR ALL” NOMINEES

Set forth below is the name and age of each nominee and each director of IFT whose term of office continues after the meeting, the principal occupation of each during the past five years, and the year each began serving as a director of IFT:

Richard J. Kurtz	64	Director since November 23, 1998
Chairman of the Board since February 8, 1999

Mr. Richard J. Kurtz has been president and chief executive officer of the Kamson Corporation, a privately held corporation, for the past 27 years. The Kamson Corporation has its principal executive offices located in Englewood Cliffs, New Jersey and currently owns and operates eighty one (81) investment properties in the Northeastern U.S. Mr. Kurtz is a graduate of the University of Miami and a member of its President's Club. Mr. Kurtz is also a member of the Board of Directors of Paligent, Inc., a publicly traded company on the NASD O-T-C bulletin board. Most notably, the Chamber of Commerce in Englewood Cliffs and the Boy Scouts of America chose him Man of the Year. Mr. Kurtz resides in Alpine, New Jersey and is currently Vice President and a member of the Board of Directors for the Jewish Community Center on the Palisades in Tenafly, New Jersey. He is also proud to be an elected member of the Board of Trustees and the Foundation Board for the Englewood Hospital and Medical Center of New Jersey as well as a member of the Board of Governors for the Jewish Home and Rehabilitation Center.

Lt. Gen. Arthur J. Gregg US Army (Ret.)	76	Director since February 21, 2000

Lt. Gen. Arthur J. Gregg, US Army (Ret.) has more than fifty-five years of distinguished professional experience, having held senior level management and command positions in the military and several executive positions in industry. During his career, through ongoing education and the nature of the positions he has held, General Gregg has developed a broad, keen and in-depth knowledge of business operations and management. His record of performance repeatedly demonstrates the ability to lead organizations to success including new businesses and turn around situations. Also, as a result of his extensive military and executive experience, he has considerable contacts and respect within federal government agencies and private industry. General Gregg continues an active schedule as a member of several corporate and academic boards. He chairs three of these boards. His education includes Harvard University, John F. Kennedy School of Government Concentrated Executive Program in National Security; Saint Benedict College Atchison, Kansas, Bachelor of Science in Business Administration (Summa cum Laude); Army War College, Carlisle Barracks, Pennsylvania, One-year graduate level college; Command and General Staff College, Fort Leavenworth, Kansas, One-year graduate level college.

Gilbert M. Cohen	73	Director since November 12, 2004
Mr. Gilbert M. Cohen was the co-founder, chief financial officer, and treasurer of The Kamson Corporation from 1969 to 2001. From 1960 to 1969, he was the treasurer of the Bruck Group, Four Companies - Subsidiaries of American Hospital Supply Corporation, a former New York Stock Exchange listed corporation. Mr. Cohen retired in 2001 and, on a voluntary basis, is a baseball coach for the Cavallini School in Upper Saddle River for the public school system. His professional memberships include the American Institute of CPAs and New York State Society of CPAs. Mr. Cohen received his B.A. in 1953 and B.S. in 1956 from Brooklyn College.

Michael T. Adams	39	Director since November 11, 2004
Mr. Michael T. Adams is the Chief Executive Officer of IFT since January 28, 2005. He was the President from August 1, 2003 and Executive Vice President and Corporate Secretary from March 1, 1999. Prior thereto, Mr. Adams held various officer capacities in IFT’s subsidiaries and was instrumental in the restructuring and establishment of operations in January 1997. He earned his Bachelor of Science degree in Business Administration in 1989, Master of Science degree in Business Administration in 1990 and Juris Doctor Degree in 1995, from Nova Southeastern University, located in Fort Lauderdale, Florida.

CORPORATE GOVERNANCE

We believe in sound corporate governance practices to enhance our effectiveness. The Board has adopted written charters for its four standing committees as well as policies for director selection and your communications with the Board. You can access our corporate governance materials on our IFT website at www.ift-corp.com and clicking on the About Us section and then clicking on the Corporate Governance section.

Independence of Directors

The American Stock Exchange’s (“AMEX”) Listed Company Guide (“Company Guide”) requires that a majority of an AMEX listed company’s Board of Directors meet the criteria for independence set forth in Sections 121A and 802, subject to certain exceptions. The Board of Directors has reviewed the relationships between each of its members and the Company. Based on its review, the Board of Directors has affirmatively determined that Mr. Kurtz and Mr. Adams are not, and Lt. Gen. Gregg (Ret) and Mr. Cohen are, “independent” within the independence standards set forth in Section 121A of the AMEX Company Guide at this time. In order to satisfy the applicable provisions of the AMEX Company Guide, we have elected to rely on the “controlled company” exception (as such term is defined in Section 801(a) of the AMEX Company Guide), and based our determination on the fact that the Chairman of the Board owns more than 50% of our common stock.

Meetings of the Board of Directors

The Board held 8 meetings, and its four standing Committees collectively held a total of 11 meetings, in 2004. Of the meetings held during the 2004 year, each director attended at least 75% of the meetings of the Board and Committees on which such director serves. We have standing Audit, Compensation, Corporate Governance (which handles our director nomination function), and Executive Committees. We require all members of the Board to attend our annual meetings. All of our Board members attended last year’s meeting. It should be noted that directors discharge their responsibilities throughout the year not only at Board and committee meetings, but through personal meetings and other communications, including considerable telephone contact with the Chairman of the Board and others regarding matters of interest and concern to us.

The following 2004 Membership Roster table sets forth the four standing Committees of the Board, the members of each Committee during 2004 and the number of meetings held by the Board and the Committees:

Name	Board	Audit	Compensation	Governance	Executive

Mr. Kurtz	X(1)	—	—	—	X(1)
Lt. Gen. Gregg (Ret)	X	X	X(1)	X	X
Mr. Cohen (2)	X	X(1)	X	—	—
Mr. Adams (3)	X	—	—	X(1)	X
Mr. Mendelow (4)	X	X(1)	—	X	X
Mr. Reichenbaum (5)	X	X	X	X	—
Mr. Zaro (6)	X	—	X	X(1)	X
Number of meetings held in 2004	8	4	5	2	0

(1)	Denotes Current or Former Chairperson.
(2)	Joined the Board and Committees on 11/12/04.
(3)	Joined the Board and Committees on 12/20/04.
(4)	Resigned from Board and Committees on 11/10/04.
(5)	Resigned from Board and Committees on 12/15/04.
(6)	Resigned from Board and Committees on 12/20/04.

The Audit Committee’s role includes the oversight of our financial, accounting and reporting processes, our system of internal accounting and financial controls and our compliance with related legal and regulatory requirements, the appointment, engagement, termination and oversight of our independent registered public accounting firm, including conducting a review of their independence, reviewing and approving the planned scope of our annual audit, overseeing the independent registered public accounting firm’s audit work, reviewing and pre-approving any audit and non-audit services that may be performed by them, reviewing with management and our independent registered public accounting firm the adequacy of our internal financial controls, reviewing our critical accounting policies and the application of accounting principles, monitoring the rotation of partners of the independent registered public accounting firm on our audit engagement team as required by law, establishing procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential treatment and anonymous submission by employees of concerns regarding questionable accounting or auditing matters, and meeting to review IFT’s annual audited financial statements and quarterly financial statements with management and the independent registered public accounting firm. See “Report of the Audit Committee” contained in this proxy statement.

We file our periodic reports with the SEC using the larger company (more expansive) disclosure requirements, even though we are considered to be a small business issuer pursuant to SEC Regulation S-B, to enhance the transparency of our operations for the benefit of our shareholders. Notwithstanding the foregoing manner in which we choose to file our periodic reports with the SEC, we have elected to utilize the “small business issuer” exception contained in Section 121B(2)(c) of the AMEX Company Guide to maintain an audit committee comprised of at least two members, each of whom: (1) satisfies the requisite independence standards specified in Sections 121 and 803(a); and (2) is able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement, as required by Section 121B(2)(a)(ii). Each member of our Audit Committee meets the independence criteria prescribed by applicable law and the rules of the SEC for audit committee membership and is an “independent director” within the meaning of applicable AMEX listing standards. In addition, each Audit Committee member meets the AMEX’s financial knowledge requirements, and the Board of Directors has further determined that Mr. Cohen (i) is an “audit committee financial expert” as such term is defined in Item 401(h) of Regulation S-K promulgated by the SEC and (ii) also meets the AMEX’s experience requirements. The Audit Committee operates pursuant to a written charter, which complies with the applicable provisions of the Sarbanes-Oxley Act of 2002 and related rules of the SEC and the AMEX. A copy of the Audit Committee charter can be found on our website at www.iftcorporation.com/pdf/charter_audit.pdf.

The Compensation Committee sets and administers the policies governing the annual compensation of executive officers and other officers, including cash compensation and equity incentive programs, and reviews and establishes annually the compensation of the Chief Executive Officer. See “Report of the Compensation Committee” contained in this proxy statement. The Compensation Committee also reviews and approves equity-based compensation grants to our non-officer employees and assists the Board in management development and succession plans. The members of the Compensation Committee are all independent directors within the meaning of applicable AMEX listing standards. The Compensation Committee operates pursuant to a written charter, a copy of which can be found on our website at www.iftcorporation.com/pdf/charter_compensation.pdf.

The Corporate Governance Committee’s primary purpose is to evaluate candidates for membership on the Board and make recommendations to the Board regarding candidates, make recommendations with respect to the composition of the Board and the Committees thereof, review and make recommendations regarding the functioning of the Board as an entity, recommend corporate governance principles applicable to IFT, assist the Board in its review of the performance of the Board and each Committee, and enforce the Code of Business Ethics and Conduct. The AMEX Company Guide, Section 804, requires that Board of Director nominations must be either selected, or recommended for the Board's selection, by a Committee comprised solely of independent directors or by a majority of the independent directors. In our case, the Corporate Governance Committee handles the director nomination function, in addition to other corporate governance matters as briefly described above, and only two of the three members meet the criteria for independence set forth in Section 121A of the AMEX Company Guide. In order to satisfy the applicable provisions of the AMEX Company Guide, we have elected to rely on the “controlled company” exception, which makes Section 804 inapplicable to us. We based our determination on the fact that the Chairman of the Board owns more than 50% of our common stock. We adopted a Code of Business Ethics and Conduct applicable to all officers, directors and employees as defined by applicable rules of the SEC and AMEX, which is publicly available on our website at www.iftcorporation.com/pdf/codeofethics.pdf. If we make any amendments to this code other than technical, administrative, or other non-substantive amendments, or grant any waivers from a provision of the code to any of our executive officers, we will disclose the nature of the amendment or waiver, its effective date and to whom it applies on our IFT website. The Corporate Governance Committee operates pursuant to a written charter, a copy of which can be found on our website at www.iftcorporation.com/pdf/charter_governance.pdf.

In carrying out its function to nominate candidates for election to the Board, the Committee considers the mix of skills, experience, character, commitment, and diversity of background, all in the context of the requirements of the Board at that point in time. The identification, evaluation and selection of potential director nominees, including nominees recommended by our stockholders, is made using the qualitative standards and procedure described below, without regard to whether a stockholder, non-management director, chief executive officer, other executive officer, third-party search firm or other interested party or entity, recommended the candidate.

Qualitative Standards

•	Directors should be of the highest ethical character and share the values of the Company;
•	Directors should have reputations that are consistent with the image and reputation of the Company;
•	Directors should be highly accomplished in their respective fields;
•	Directors should be independent of any particular constituency and able to represent all stockholders of the Company;
•	Directors should have the ability to exercise sound business judgment;
•	Directors should be selected such that the Board of Directors is a diverse body;
•	Directors should be leaders affiliated or formerly affiliated with major organizations; and
•	Directors should have relevant expertise and experience.

Procedure

•
The Chairman of the Board, any other member of the Board of Directors, Chief Executive Officer, President, any other executive officer, other interested party, a stockholder or a group of stockholders identifies the need to add a new member to the Board of Directors with specific criteria or to fill a vacancy on the Board;

•
The Corporate Governance Committee initiates a search, working with support staff and seeking input from members of the Board and senior management, and considering stockholder or other interested party, and if applicable, third-party search firm recommendations;

•
The Corporate Governance Committee accepts for consideration suggested qualified director candidates that submit a letter to the Corporate Governance Committee of the Board of Directors, c/o IFT Corporation, Attn: Corporate Secretary, Quorum Business Center, 718 South Military Trail, Deerfield Beach, Florida 33442, which acknowledges their interest in being considered for a position on the Company’s Board of Directors (such letter may be marked confidential in the discretion of the director candidate(s)), which includes appropriate biographical information and a brief description of his or her qualifications (a written consent may also be required pursuant to Section 240.14a-101(d)(2)(ii)(L) of the Securities Exchange Act of 1934, as amended pursuant to paragraph 4 below);

•
If the Corporate Governance Committee receives, by a date not less than the 120th calendar day before the date of the Company’s proxy statement released to stockholders in connection with the previous year’s annual meeting, a recommended director candidate(s) (nominee) from a stockholder that beneficially owned more than 5% of the Company’s voting common stock for at least one year as of the date the recommendation was made, or from a group of stockholders that beneficially owned, in the aggregate, more than 5% of the Company’s voting common stock, with each of the securities used to calculate that ownership held for at least one year as of the date the recommendation was made, the Company will identify the director candidate(s) and the stockholder(s) or group of stockholders that recommended the director candidate(s) and disclose whether the Corporate Governance Committee chose to nominate the director candidate(s); provided, however, that no such identification or disclosure will be made without the written consent of both the stockholder or group of stockholders and the director candidate(s);

•
The initial slate of candidates that satisfy specific criteria and otherwise qualify for membership on the Board of Directors are identified and presented to the Chairperson of the Corporate Governance Committee, or in the Chairperson’s absence, any member of the Corporate Governance Committee delegated to initially review director candidates;

•
The appropriate Corporate Governance Committee member makes an initial determination in his or her independent business judgment as to the qualification and fit of such director candidate(s) and whether there is a need for additional directors to join the Board of Directors at that time;

•
If the reviewing Corporate Governance Committee member determines that it is appropriate to proceed, the Chairman of the Board, Chief Executive Officer, President, and members of the Corporate Governance Committee interview prospective director candidate(s);

•	The Corporate Governance Committee provides informal progress updates to the Board;
•	The Corporate Governance Committee meets to consider and approve the final director candidate(s);
•
If approved by the Corporate Governance Committee, the Corporate Governance Committee seeks Board approval of the director candidate(s), which considers all recommendations of the Corporate Governance Committee;

•
If the Board of Directors approves the director candidate(s), depending on the particular circumstance, the director candidate(s) is either appointed to the Board of Directors or included as a nominee for election at the next annual meeting of stockholders; and

•	If the Board of Directors disapproves the director candidate(s), the director candidate(s) is notified of such determination.

Communicating with the Board of Directors

Any of our stockholders who desire to contact the current director presiding over the executive sessions (Lt. Gen. Arthur J. Gregg) or the other members of the Board of Directors may do so by writing to: IFT Corporation Board of Directors, c/o Corporate Secretary, Quorum Business Center, 718 South Military Trail, Deerfield Beach, Florida 33442. Communications received will be distributed by our Corporate Secretary to the director presiding over executive sessions or such other member or members of the Board of Directors as appropriate, depending on the facts and circumstances outlined in the communication received. For example, if any complaints regarding accounting, internal accounting controls or auditing matters, or stockholder proposals, nominations of directors, or Code of Business Ethics and Conduct, are received, they will be forwarded to the respective Chairpersons of the Audit or Corporate Governance committees, respectively, by the Corporate Secretary, for review and handling.

Independent Registered Public Accounting Fees

Baum & Company, P.A., our independent registered public accounting firm, audited our consolidated financial statements for the year ended December 31, 2004. The Audit Committee of the Board of Directors selects the independent registered public accounting firm. A representative of Baum & Company, P.A. is expected to be present at the 2005 Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

Auditor Fees

We retained Baum & Company, P.A. to provide services in the following categories and amounts for the years indicated:

Fee Category	2004	2003

Audit Fees (1)	$45,500	$42,600
Audit-Related Fees (2)	853	7,190
Tax Fees	—	—
All Other Fees	—	—
Total	$46,353	$49,790

(1)
Represents the aggregate fees billed to us for professional services rendered for the audit of our annual consolidated financial statements, reviews of our quarterly consolidated financial statements, and internal control evaluations.

(2)	Represents the aggregate fees billed to us for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements.

The policy of the Audit Committee is to pre-approve all audit and permissible non-audit services to be performed by the independent registered public accounting firm during the calendar year. The Audit Committee pre-approves services by authorizing specific projects within the categories listed in the table above. The Chairperson the Audit Committee addresses any requests for pre-approval of services between Audit Committee meetings, and the Chairperson must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The policy prohibits retention of the independent registered public accounting firm to perform the prohibited non-audit functions defined in Section 201 of the Sarbanes-Oxley Act of 2002 or the rules of the SEC, and also considers whether proposed services are compatible with the independence of the independent registered public accounting firm.

The aggregate amount of services related to Audit Fees and Audit-Related Fees provided by Baum & Company, P.A. was pre-approved by the Audit Committee in accordance with the pre-approval policy described above. There were no Tax Fees or All Other Fees pre-approved or approved during the 2004 year.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors of IFT issues the following report for inclusion in the Company’s proxy statement in connection with the Annual Meeting.

1.
The Audit Committee has reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2004 with management of the Company and with the Company’s independent registered public accounting firm, Baum & Company, P.A.

2.	The Audit Committee has discussed those matters required by Statement on Auditing Standards No. 61 with Baum & Company, P.A.

3.
The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, and has discussed with the independent registered public accounting firm the auditor’s independence from the Company and its management.

4.
After the discussions referenced in paragraphs 1 through 3 above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the fiscal year ended December 31, 2004 be included in the Annual Report on Form 10-K for that fiscal year for filing with the SEC.

AUDIT COMMITTEE,

Mr. Gilbert M. Cohen, Chairperson
Lt. Gen. Arthur J. Gregg, US Army (Ret.)

ANNUAL REPORT

The Annual Report to Stockholders for the fiscal year ended December 31, 2004 (“2004 Annual Report”) accompanies the proxy material being mailed to all stockholders. The financial information reflected therein for the year ended December 31, 2004 and the related notes thereto, as well as Management's Discussion and Analysis and Results of Operations, are incorporated in their entirety into this proxy statement by this reference. We will provide, without charge, a copy of our most recent annual report on Form 10-K, and any amendments related thereto, upon the receipt of a written request by any stockholder.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

We encourage stock ownership by our directors, officers and employees to align their interests with your interests. We believe this policy plays a significant role in our progress and will, ultimately, lead to beneficial returns for our stockholders.

Security Ownership of Certain Beneficial Owners and Management

The following table shows how much of our common stock is owned as of May 12, 2005 by each person known to own 5% or more of our common stock, each director, each executive officer named in the Summary Compensation Table and all directors and executive officers as a group.

Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent Beneficially Owned of Class (1)	Amount and Nature of Rights To Acquire Beneficial Ownership (2)(3)	Total Amount Beneficially Owned Including Rights To Acquire Beneficial Ownership	Percent Beneficially Owned including Rights To Acquire Beneficial Ownership of Class (4)
Directors:
Richard J. Kurtz, Chairman of the Board	36,182,283	72.1%	340,000	36,522,283	72.7%
Duck Pond Road Alpine, New Jersey 07620

Lt. Gen. Arthur J. Gregg, US Army (Ret)	26,500	*	12,000	38,500	*
Gilbert M. Cohen	4,530	*	8,767	13,297	*
Michael T. Adams (5)	1,462,507	2.9%	23,500	1,486,007	3.0%

Other Named Executive Officers:
Dennis A. Dolnick (Resigned 2/14/05)(5).	—	*	3,180	3,180	*
John G. Barbar (Terminated 3/31/04)(6)	112,437	*	10,000	122,437	*

All directors and current, and former executive officers, listed above as a group (8)	37,788,257	75.2%	397,447	38,185,704	75.5%

*	Less than 1%
(1)	Based on 50,200,219 shares outstanding on May 12, 2005.
(2)
Represents common stock which the person has the right to acquire within 60 days after May 12, 2005. For current and former executive officers, these shares may be acquired by continued employment and upon the exercise of vested stock options. For Mr. Adams, 4,000 shares will be issued at the end of the second quarter of 2005 as other compensation, while 19,500 shares may be acquired upon the exercise of vested stock options; and Mr. Dolnick and Mr. Barbar, 3,180 shares and 10,000 shares, respectively, may be acquired upon the exercise of vested stock options. See also Footnote (3) below.

(3)
We issued an aggregate of 1,168,000 shares of restricted common stock pursuant to a one time grant under the Director Plan, which was approved by stockholders on May 28, 2002, to our Chairman of the Board, which vests at the end of each year after the effective date of the plan at the rate of 25% per year, of which 584,000 of these shares have vested to date and 292,000 more shares are scheduled to automatically vest on May 28, 2005. Additionally, we granted and issued (but did not count as outstanding pursuant to the vesting provisions under the Director Plan) 68,767 shares of restricted common stock to current directors for Board fees pursuant to the Director Plan, which will automatically vest on the date of our annual stockholder meeting to be held on June 29, 2005, of which 48,000 shares are for Mr. Kurtz, 12,000 shares are for Lt. Gen. Gregg (Ret), and 8,767 shares are for Mr. Cohen. See also Certain Relationships and Related Transactions, Items 1, 2 and 3.

(4)	Based on 50,597,666 shares deemed outstanding as of May 12, 2005 (Includes those shares in the “Amount and Nature of Rights to Acquire Beneficial Ownership” column).
(5)	Mr. Adams is also our CEO.
(6)	Information provided up to the date of resignation.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, directors and persons who own more than 10% of a registered class of our common stock or other equity securities, to file with the SEC certain reports of ownership and changes in ownership of our securities. Executive officers, directors, and stockholders who hold more than 10% of our outstanding common stock are required by the SEC to furnish us with copies of all required forms filed under Section 16(a). We prepare Section 16(a) forms on behalf of our officers and directors based on the information provided by them. Based solely on review of the copies of such forms and representations from certain of the reporting persons that no other reports were required, we believe that, during the 2004 fiscal year, all Section 16(a) filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were met.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth information with respect to our equity compensation plans (including individual compensation arrangements) under which equity securities are authorized for issuance on an aggregated basis as of December 31, 2004.

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding Securities Reflected in Column (a)) (c)
Equity Compensation Plans Approved by Security Holders	115,321 (1)	$ 3.16	1,097,443 (2)
Equity Compensation Plans Not Approved by Security Holders	70,000 (3)	$ 3.36	16,000 (4)
Total	185,321	$ 3.23	1,113,443

(1)	The equity compensation plans include:
(i)
Key Employee Stock Option Plan. This plan was originally established as the 2000 Stock Purchase and Option Plan, which was approved by stockholders on June 20, 2000. The Board of Directors amended the 2000 Stock Purchase and Option Plan, effective December 31, 2004, changing its name to the Key Employee Stock Option Plan (“Key Employee Plan”), combining its terms and conditions with the 2002 Stock Option Plan (which was approved by stockholders on May 28, 2002), and eliminated consultants and directors from eligibility under the Key Employee Plan, for administrative convenience. Under the Key Employee Plan, either Incentive Stock Options or Non-Qualified Stock Options may be granted. Generally, the options may be exercised beginning one year from the date of grant and expire in two to five years. The Key Employee Plan provides for the grant of an aggregate of 825,000 options, which are exercisable for common stock. There were 406,450 options exercised, 115,321 options outstanding and 303,229 options available for grant under the Key Employee Plan as of December 31, 2004.

(2)	The equity compensation plans include:
(i)	Key Employee Stock Option Plan. See Footnote (1)(i) above.
(ii)
Director Compensation Plan. This plan was originally named the 2002 Non-Employee Director Restricted Stock Plan, which was approved by stockholders on May 28, 2002. The Board of Directors amended the 2002 Non-Employee Director Restricted Stock Plan, effective December 31, 2004, to among other things, change its name to the Director Compensation Plan (“Director Plan”). There were 652,767 shares of restricted common stock granted and issued (but not outstanding) and 141,447 shares remaining eligible for grant under the Director Plan as of December 31, 2004. Refer to Director Compensation below for the material features of the Director Plan.

(3)	The equity compensation plans include:
(i)
Non-Plan Options. The Company grants restricted options from time to time for special circumstances ("Non-Plan Options").  The Company did not grant any Non-Plan Options during 2004.  There were 50,000 Non-Plan Options exercised, 55,264 canceled/expired, and 70,000 outstanding as of December 31, 2004.

(4)	The equity compensation plan includes:
(i)
Long Term Employment Agreement. This amount includes the shares of restricted common stock remaining under a prior long term employment agreement between us and our CEO, entered into on January 1, 2002, which automatically vests in increments of 4,000 shares at the end of each calendar quarter and ending at the end of the 2005 year. See also Certain Relationships and Related Transactions, Item 11.

REPORT OF THE COMPENSATION COMMITTEE

As members of the Compensation Committee, it is our duty, pursuant to our charter, to develop compensation strategies, policies and programs, evaluate performance of the CEO and other executive officers, administer the equity compensation plans, and prepare for management development and succession. The goals of our executive compensation program are to inspire executives to achieve our business objectives in this environment, to reward them for their achievement, to foster teamwork, and to attract and retain executive officers who contribute to our long-term success.

We continually strive to strike an appropriate balance between levels of base compensation that are competitive, annual incentive compensation that varies in a consistent manner with the achievement of individual objectives and corporate financial performance objectives, and long-term incentive compensation that focuses executive efforts on building stockholder value through meeting longer-term financial and strategic goals.

During 2004, we reassessed our entire compensation program established in 2002 and made substantial changes to adapt to the rapidly changing environment in which we currently operate as follows:

1. The 2002 Non-Employee Director Restricted Stock Plan was amended to include a cash retention fee, which is in addition to the restricted common stock grants automatically granted and issued to newly elected (or reelected) or appointed (pro rata portion) members of the Board, specifically for directors that have served for more than three consecutive years on the Board. We also changed the name of the plan to the “Director Compensation Plan” since it covers more than just equity compensation in the plan.

2. The 2002 Executive Incentive Plan was canceled due to the fact that it turned out to be too expansive for the Company’s present and anticipated future needs. No Incentive Awards, Performance Awards, Restricted Stock, Stock Appreciation Rights, Stock Options, or Stock Payments were earned under this plan.

3. The 2002 Management Incentive Plan was canceled due to the fact that it was too expensive to administrate as compared to the expected benefits to be derived from the plan. No Bonus Awards were earned under this plan.

4. The 1998 Employee and Consultant Stock Option Plan automatically terminated pursuant to its terms. All of the registered shares of common stock underlying the options granted under the plan were issued by virtue of all of the outstanding options being exercised by the option holders.

5. The 1999 Consultant and Employee and Stock Purchase and Option Plan automatically terminated pursuant to its terms. All of the registered shares of common stock underlying the options granted under the plan were issued by virtue of all of the outstanding options being exercised by the option holders.

6. The 2000 Stock Purchase and Option Plan was amended to change its name to the Key Employee Stock Option Plan, combine its terms and conditions with the 2002 Stock Option Plan, and eliminate consultants and directors as eligible persons, for administrative convenience. The clear purpose of the Key Employee Stock Option Plan is now featured in its title.

We used salary, restricted common stock, and stock option strategies to meet our compensation program goals in 2004 with our executive officers. Our CEO and a former CFO continued to be compensated under a portion of our former 2002 compensation program elements pursuant to their long term employment agreements, which provided for time based vesting of certain restricted common stock and vesting of stock options based on an excess revenue calculation. This restricted common stock vested and the stock options for our CEO vested. The stock options for a former CFO were canceled upon his termination in March 2004. Our other former CFO was compensated with a competitive salary, eligible to earn restricted common stock and granted stock options. The stock options granted to him in 2004 vested and the remaining restricted common stock and stock options under his agreement were forfeited or canceled as of the date of his resignation in February 2005.

We have revamped our overall compensation program for 2005 and the stock compensation elements for executive officers and key employees will be based solely on individual objectives and corporate financial objectives in furtherance of our objectives towards building value for our stockholders.

COMPENSATION COMMITTEE,

Lt. Gen. Arthur J. Gregg, US Army (Ret), Chairperson
Mr. Gilbert M. Cohen

EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

The following table provides information about the compensation for the last three calendar years of our CEO, plus our most highly compensated other executive officers as of the end of the 2004 calendar year. This group is referred to in this proxy statement as the Named Executive Officers.

Summary Compensation Table

					Long Term
		Annual Compensation			Compensation Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(i)
				Other	Restricted	Securities
				Annual	Stock	Underlying	All Other
		Salary	Bonus	Compensation	Award(s)	Options	Compensation
Name and Principal Position	Year	($)	($)	($)(1)	($)	($)(2)	($)
Michael T. Adams	2004	90,000	—	17,471	—	6,500	—
CEO	2003	93,375	—	22,213	—	6,500	—
	2002	105,000	—	42,457	—	6,500	—

Dennis A. Dolnick	2004	79,166	—	15,078	—	—	—
Former CFO and Treasurer	2003	—	—	—	—	—	—
(Resigned 2/28/05)	2002	—	—	—	—	—	—

John G. Barbar	2004	59,711	—	18,864	—	—	—
Former CFO, SVP and Treasurer	2003	113,625	—	24,616	—	5,000	—
(Terminated 3/31/04)	2002	135,000	—	51,544	—	5,000	—

(1)
For 2004, the amounts disclosed in this column consist of: (a) an aggregate of 25,000 shares of restricted common stock issued and valued in the aggregate at $10,174 to current and former executive officers, as other compensation, pursuant to written employment agreements, of which Mr. Adams and Mr. Barbar received 16,000 and 9,000 shares, respectively, valued at $5,764 and $4,410, respectively; and (b) an aggregate of $41,239 perquisites, of which Mr. Adams, Mr. Dolnick and Mr. Barbar received car allowances for $7,800, $5,700, and $1,950, respectively, and health/dental insurance for $3,907, $9,378, and $12,504, respectively.

(2)
These amounts consist of vested incentive stock options. At the beginning of 2002, we granted incentive stock options to current and former executive officers (Mr. Adams - 26,000 options and Mr. Barbar - 20,000), under our Key Employee Stock Option Plan (f/k/a 2002 Stock Option Plan), covering a four year period pursuant to their written employment agreements, which vested upon the occurrence of certain events, of which an aggregate of 19,500 and 10,000 options have vested for Mr. Adams and Mr. Barbar, respectively. A total of 10,000 options were canceled upon the termination of Mr. Barbar, and 6,500 options remain unvested for Mr. Adams at the end of 2004.

(3)
As of December 31, 2004, Mr. Adams held 146,983 shares of restricted common stock, respectively, valued at $39,685; and Mr. Barbar, as of the date of his termination on March 31, 2004 held 112,347 shares of restricted common stock, valued at $30,334.

Stock Options, Option Grants, Exercises and Holdings

The following tables show the number of stock options granted and shares covered by both exercisable and non-exercisable stock options for our current and former Named Executive Officers as of December 31, 2004. There were no stock option exercises or any “in-the-money” stock option values to report for any Named Executive Officers in fiscal 2004.

Option Grants in Last Fiscal Year

The following tables summarize the stock option activity for the Named Executive Officers during 2004.

Name	Number of Securities Underlying Options Granted (#) (1)	% of Total Options Granted to Employees In Fiscal 2004	Exercise or Base Price Per Share	Expiration Date
Dennis A. Dolnick (Resigned 2/14/05)	3,180	2%	$.95	3/16/2007

Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values

			Number of Securities		Value of Unexercised
	Shares		Underlying Unexercised		In-the-Money Options
	Acquired on	Value	Options at 12/31/04 (#)		at 12/31/04 ($)
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Michael T. Adams	—	—	19,500	6,500	—	—
Dennis A. Dolnick (Resigned 2/14/05)	—	—	3,180	—	—	—
John G. Barbar (Terminated 3/31/04)	—	—	10,000	—	—	—

Director Compensation

Each director who is not an employee is reimbursed for actual expenses incurred in attending our Board meetings. We have a non-employee director incentive plan which provides for the issuance of restricted common stock to non-employee directors for Board service fees and cash to eligible non-employee directors as retention fees. The Board of Directors amended the 2002 Non-Employee Director Restricted Stock Plan to include, in addition to automatic grants of restricted common stock, a retention fee, payable on a quarterly basis, of $10,000 per year, for non-employee directors who serve on the Board for more than three consecutive years. We also changed the name of the plan to the “Director Compensation Plan” for increased transparency (the “Director Plan”). Under the Director Plan, up to 1,600,000 shares of restricted common stock may be issued through periodic automatic grants of restricted stock to non-employee directors only. The Director Plan provides, each non-employee director who is then serving as a member of the Board shall automatically be granted an award consisting of a number of shares of our restricted common stock equal to: 48,000 shares for the Chairman of the Board, who is also a non-employee director; and 12,000 shares for other non-employee directors, upon initial election to the Board for a one year term (or a lesser amount prorated monthly if the initial election is for a shorter period), which restricted shares are subject to restrictions on transferability as well as a vesting schedule. In the event a recipient of a restricted stock award ceases to be a director for any reason other than death or total disability, any restricted shares of common stock which are then unvested are subject to forfeiture back to us. Once vested, the shares are no longer restricted from transferability pursuant to the terms of the Director Plan and are no longer subject to forfeiture by us upon termination of director status.

The Director Plan is intended to be a nondiscretionary plan for purposes of rules and interpretations of the SEC relating to Section 16 of the Exchange Act. In addition to the automatic grant of shares to non-employee directors described above, a one-time grant on May 28, 2002 of 1,168,000 post split shares of restricted stock was approved for the Chairman of the Board, which recognized his personal cost for substantially funding our Company and acting as Chairman of the Board without adequate compensation over a three-year period. This one-time grant vests at the end of each year at the rate of 25% per year. We granted and issued 1,276,000, 96,000, and 104,767 shares, vested and released 405,786, 400,000, and -0- shares and canceled 18,214, 12,000, and -0- shares of restricted stock under the Director Plan in 2004, 2003 and 2002, respectively. No retention fees were paid during 2004. We do not consider the shares of restricted common stock granted and issued under the Director Plan as outstanding at the time of grant due to vesting provisions in the Director Plan. The shares of restricted common stock when granted are issued by us with a second restriction and held in our custody until such time that they are earned and vested. At December 31, 2004 there were 652,767 shares of restricted common stock granted and issued (but not treated as outstanding) and 141,447 shares eligible for grant under the Director Plan.

CHANGE IN CONTROL AND SEVERANCE ARRANGEMENTS

We entered into employment agreements with our CEO (Mr. Adams), President and COO (Mr. Kramer) and CFO (Mr. Weeks) in the first quarter of 2005. The agreements with Mr. Adams and Mr. Kramer provide certain benefits in the event of a change in control of our Company. For purposes of these agreements, “change in control” of the Company is generally defined as the acquisition by any person of beneficial ownership of 20% or more of the voting stock of the Company (unless the Board of Directors approves the acquisition) or 33% or more of the voting stock (with or without approval of the Board of Directors), certain business combinations involving the Company and dispositions of Company assets, or a change in a majority of the incumbent members of the Board of Directors, except for changes in the majority of such members approved by such members. For Mr. Adams, if within 120 days after a change in control, the Company or, in certain circumstances, he terminates his employment, he is entitled to a severance payment equal to six months of his then current annual base salary. In addition, Mr. Adams is entitled to the continuation of all employment benefits for a six month period, the vesting of six months of stock options, restricted stock and certain other benefits. For Mr. Kramer, if the Company undergoes a change in control, he is entitled to a severance payment equal to an amount equal to the lesser of his then current annual base salary or one times his annual salary payable. In addition, any outstanding shares of restricted common stock held by Mr. Kramer or other benefits under any Company plans which have not vested in accordance with their terms will become fully vested and exercisable at the time of such termination.

Our Director Compensation Plan also contains provisions for the accelerated vesting of benefits upon a change in control of the Company (using the same definition of change in control as used in the agreements described above).

The agreements with Mr. Adams, Mr. Kramer and Mr. Weeks provide for certain benefits for events other than a change in control. For Mr. Adams, if his employment is terminated by the Company without cause, he is forced to resign, dies or becomes permanently disabled and is unable to perform his duties as agreed, he is entitled to the same benefits described above for him in the event of a change in control. For Mr. Kramer, if his employment is terminated by the Company without cause, he is entitled to the continuation of all employment benefits for a four month period, the vesting of four months of restricted stock and certain other benefits, while if he dies or becomes disabled and is unable to perform his duties as agreed, he is entitled to four months of his then current annual base salary and any other accrued compensation plus such additional benefits as may be approved by the Board of Directors or CEO. For Mr. Weeks, if his employment is terminated for any reason other than cause prior to the end of a two year period, he is entitled to receive medical and dental benefits on the same basis as such benefits are provided during such period to other executive officers and any other amounts or benefits which he is entitled to under any Company plans for a two month period.

Former Agreements

We entered into employment agreements with our current CEO (Mr. Adams) (in his capacity at the time as Executive Vice President) and a former CFO (Mr. Barbar) in 2002. Mr. Adams’ agreement was superseded with a new agreement in 2005, while Mr. Barbar’s agreement was terminated on March 31, 2004. In connection with the termination of Mr. Barbar’s employment without cause, he received severance pay equal to $55,081, which was comprised of six months of his then current base salary of $45,000, accrued vacation of $3,462, and medical and dental benefits of $6,619, in addition to 6,000 shares of restricted common stock for the six month period following the date of his termination. In 2004, we entered into an employment agreement with another former CFO (Mr. Dolnick), which agreement was terminated upon his resignation on February 14, 2005. No severance was paid to Mr. Dolnick. We did not terminate any employment agreements in 2004 due to a change-in-control.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

There are no members of the Compensation Committee who were officers or employees of IFT or any of our subsidiaries during fiscal 2004, or were formerly officers of IFT, or had any relationship otherwise requiring disclosure hereunder.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We continued to have a recurring need for financial and other support today as we did in prior years to continue our operations. As such is the case, we were required to accept support from our directors to ensure our business progressed.

1.     During 2004, a total of 405,786 shares of restricted common stock were vested and earned by current and former directors pursuant to the Director Compensation Plan (“Director Plan”), of which:

(a)    292,000 shares that were issued to our Chairman of the Board, pursuant to a one time grant of 1,168,000 shares approved by the shareholders on May 28, 2002, vested. We did not consider this portion of the shares issued and outstanding due to a vesting provision and as such no value was ascribed to these shares by us as of May 28, 2002. The value ascribed to these shares on May 28, 2004 was $197,100. There are 584,000 shares remaining issued but in our custody until they are earned and vested.

(b)    96,000 shares that were automatically granted and issued to current and former directors on June 11, 2003 upon their election at the shareholders meeting held on June 22, 2004, vested. We did not consider these shares issued and outstanding due to a vesting provision and as such no value was ascribed to these shares at the time they were granted. These transactions were valued and recorded at $54,720; and

(c)    17,786 shares of the 36,000 shares that were automatically granted and issued to three former directors upon their election at the shareholders meeting held on June 22, 2004, vested in their respective pro rata portions on the dates of their respective resignations, and the remaining 18,214 respective pro rata unvested portions of the shares were forfeited and canceled. We did not consider these shares issued and outstanding due to a vesting provision and as such no value was ascribed for these shares at the time they were granted. These transactions were valued and recorded at approximately $2,324. Refer to Item 3 below.

2.     During 2004, a total of 96,000 shares of restricted common stock were automatically granted and issued to current and former non-employee directors pursuant to the Director Plan upon their election at the shareholders meeting held on June 22, 2004, which shares generally vest at the next annual meeting of shareholders. Due to a vesting provision in the Director Plan, these shares were not treated as issued and outstanding and as such no value was ascribed for them at the time of grant. These shares remain in our custody until they are earned and vested. See also 1(c) above (a total of 17,786 shares vested and 18,214 shares were forfeited and canceled upon the resignation of three directors during 2004).

3.     During 2004, a total of 8,767 shares of restricted common stock were automatically granted and issued to a new director pursuant to the Director Plan upon appointment to the Board of Directors on November 12, 2004, which shares generally vest at the next annual meeting of shareholders. Due to a vesting provision in the Director Plan, these shares were not treated as issued and outstanding and as such no value was ascribed for them at the time of grant. These shares remain in our custody until they are earned and vested.

4.     During 2004, we paid approximately $776,983 in dividends through the issuance of 2,877,714 shares of restricted common stock to the former holders of the Series B and C Convertible Preferred Stock. The amount of dividends accrued prior to the automatic conversion of the Series B and C Convertible Preferred Stock on September 30, 2003 and January 1, 2004, respectively. The price per share used to determine the number of shares of restricted common stock to issue to each former holder was calculated based on the closing price of our common stock as traded on the American Stock Exchange on December 30, 2004 or $.27 per share:

(a)     The Chairman of the Board was the former sole holder of the Series B Convertible Preferred Stock, and as such, had accrued dividends of approximately $213,497, which were satisfied with the issuance and delivery of 790,731 shares;

(b)     The Chairman of the Board was a former holder of Series C Convertible Preferred Stock, and as such, had accrued dividends of approximately $260,961, which were satisfied with the issuance and delivery of 966,517 shares; and

(c)     A company in which a former director owned a majority interest was a former holder of Series C Convertible Preferred Stock, and as such, had accrued dividends of approximately $128,931, which were satisfied with the issuance and delivery of 477,524 shares.

5.     During 2004, we issued 19,000 shares of restricted common stock to a former CFO and the current CEO, as other compensation pursuant to employment agreements, of which 3,000 00 shares were issued to Mr. Barbar and 16,000 shares were issued to Mr. Adams. These transactions were valued and recorded at $7,234.

6.     During 2004, the Company issued 6,000 shares of restricted common stock to a former CFO, as severance compensation pursuant to termination of an employment agreement. This transaction was valued and recorded at $2,940.

7.     During 2004, pursuant to the Certificate of Designation of Preferences of Series C Convertible Preferred Stock, all 673,145 shares of the Series C Convertible Preferred Stock outstanding on the mandatory conversion date, previously valued and recorded in prior years at $13,462,900, were converted into 12,375,024 shares of restricted common stock; of which:

(a)     10,684,800 shares were issued to the Chairman of the Board, pursuant to the mandatory conversion of 460,245 shares of Series C Convertible Preferred Stock purchased in 2002 and 2003 and previously valued and recorded at $9,204,900; and

(b)     830,000 shares were issued to a corporation in which a former director owns a material interest, pursuant to the mandatory conversion of 100,000 shares of Series C Convertible Preferred Stock purchased in 2002 and previously valued and recorded at $2,000,000.

8.     On January 4, 2005, we issued 18,181,818 shares of restricted common stock to our Chairman of the Board, in exchange for his cancellation of $6,000,000 of indebtedness represented by short term loans bearing interest at 9% per annum, which were advanced to us and our subsidiaries in the past for working capital and other corporate purposes. The price per share used to determine the number of shares of restricted common stock for this transaction was 110% of the closing price of our common stock as traded on the AMEX on January 4, 2005 or $ ..33 per share.

9.     On January 25, 2005, we entered into a Stock Purchase Agreement with LaPolla Industries, Inc., an Arizona corporation and Billi Jo Hagan, Trustee of the Billi Jo Hagan Trust, Dated October 6, 2003, wherein we agreed to pay $2 Million in cash and issue thirty four shares of our restricted common stock in exchange for all of the issued and outstanding shares of capital stock of LaPolla with a closing scheduled on or before February 28, 2005. On February 11, 2005, the parties entered into an Amendment to Stock Purchase Agreement and Closing Statement to close the transaction in accordance with the terms of the Agreement, as amended. LaPolla, formerly a privately-held company, is located in Tempe, Arizona. LaPolla has 10 employees. The basic assets of LaPolla include manufacturing equipment, product formulations, raw material and finished goods inventory, long term employees, customers and vendors, office equipment, accounts receivable, and goodwill. Our Chairman of the Board and majority shareholder advanced $2 Million in cash to finance the transaction for us. The $2 Million advance was made in the form of a demand loan bearing interest at 9% per annum.

10.    On January 28, 2005, Douglas J. Kramer joined us as President and Chief Operating Officer pursuant to an Executive Employment Agreement. Under the terms and conditions of the agreement, Mr. Kramer agreed to work exclusively for us for a period beginning on the effective date of this agreement and ending on January 31, 2007, unless sooner terminated or extended in accordance with the agreement. The agreement shall be extended automatically for an additional two (2) year period unless either of the parties notify each other that such extension shall not take place. In the event of any extension of this agreement, the terms of his agreement shall be deemed to continue in effect for the term of such extension. His compensation is comprised of a $50,000 signing bonus, an annual base salary of $300,000, which base salary will automatically increase to $350,000 and he is entitled to earn up to 2 Million shares of restricted common stock when our Company meets certain Sales Goal Thresholds and Gross Profit Margins as set forth in his agreement.

11.    On February 1, 2005, we entered into a new Executive Employment Agreement with Michael T. Adams, our Chief Executive Officer. Under the terms and conditions of the agreement, Mr. Adams agreed to work exclusively for us for a period beginning on the effective date of this agreement and ending on January 31, 2009, unless sooner terminated in accordance with the agreement. His compensation is comprised of an annual base salary of $108,750 and he is entitled to earn up to 1 Million shares of restricted common stock when our Company meets certain Sales Goal Thresholds and Gross Profit Margins as set forth in the agreement. In addition, we agreed to the continuation of his prior agreement’s compensation as such related to the issuance of restricted common stock as other compensation, subject to vesting in 4,000 share increments on a quarterly basis and incentive stock options, subject to vesting up to a maximum of 6,500 options after the end of each calendar year according to an Excess Revenue formula, for the 2005 year.

12.    On February 25, 2005, Charles R. Weeks joined us as our new Chief Financial Officer and Corporate Treasurer pursuant to an Employment Agreement. Under the terms and conditions of the agreement, Mr. Weeks agreed to work exclusively for us for a period beginning from the date of his employment and ending on February 24, 2007, unless sooner terminated in accordance with the agreement. His compensation is comprised of an annual base salary of $125,000 and 5,000 incentive stock options per year, subject to meeting certain corporate and individual goals and objectives.

13.     On March 31, 2005, we issued 4,000 shares of restricted common stock to our CEO, as other compensation pursuant to his Executive Employment Agreement. This transaction was valued and recorded at $2,000.

14.    As of May 25, 2005, the Chairman of the Board has personally guaranteed approximately $316,258 of notes and is a co-borrower for added security on a $500,000 line of credit from financial institutions, and $278,908 for primary suppliers. In addition, the Chairman of the Board has advanced $4,279,407 in short term loans, which bear interest at 9% per annum ($85,324 interest has accrued), payable upon demand, to the Company for working capital and other corporate purposes.

STOCK PERFORMANCE GRAPH

Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on our common stock with the cumulative total return of the S&P 500 Stock Index and the AMEX Industrial Manufacturing Index for the period beginning December 31, 2000 and ending December 31, 2004. The graph assumes that all dividends have been reinvested. We did not declare any dividends during the past five years.

INCORPORATION BY REFERENCE

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended (the “Act”) or the Exchange Act that might incorporate all or portions of our filings, including this proxy statement, with the SEC, in whole or in part, the Audit Committee and Compensation Committee Reports and the Stock Performance Graph contained in this proxy statement shall not be deemed to be incorporated by reference into any such filing or deemed filed with the SEC under the Act of or Exchange Act.

OTHER BUSINESS

We are not aware of any other matters to be submitted for consideration at this meeting. If any other matters are properly brought before the meeting, the persons named in the enclosed proxy card will vote the shares they represent using their best judgment.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

Stockholder proposals may be included in our proxy materials for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in applicable SEC rules. For a stockholder proposal to be included in our proxy materials for the annual meeting to be held in 2006, we must receive the proposal at our principal executive offices, addressed to the Corporate Secretary, not later than January 24, 2006. In addition, stockholder business that is not intended for inclusion in our proxy materials may be brought before the annual meeting so long as we receive notice of the proposal in compliance with the requirements set forth in our Corporate Governance Committee charter, addressed to the Corporate Secretary at our principal executive offices, not later than January 24, 2006.

By Order of the Board of Directors

Sharmeen Hugue
Corporate Secretary

Deerfield Beach, Florida
May 31, 2005

ADMISSION TICKET

RETAIN FOR ADMITTANCE

You are cordially invited to attend the
2005 ANNUAL MEETING OF STOCKHOLDERS
IFT CORPORATION

Wednesday, June 29, 2005
9:00 a.m.
(Registration begins at 8:30 a.m.)

The Kamson Corporation
270 Sylvan Avenue
Englewood Cliffs, New Jersey 07632

If you plan to attend, please check the box on the proxy card.

This card is your admission ticket to the meeting and must be presented at the meeting registration area.

◆ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ◆

PROXY

IFT CORPORATION

CONFIDENTIAL PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking previous proxies, acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement dated May 31, 2005, in connection with the 2005 Annual Meeting of Stockholders of IFT Corporation to be held at 9:00 a.m. on Wednesday, June 29, 2005, at The Kamson Corporation, 270 Sylvan Avenue, Englewood Cliffs, New Jersey 07632, and hereby appoints MICHAEL T. ADAMS and SHARMEEN HUGUE, or either of them, proxy for the undersigned, with power of substitution, to represent and vote all shares of the undersigned upon all matters properly coming before the 2005 Annual Meeting or any adjournments thereof. You may vote your shares by Internet, telephone or by mail. The proxies will vote on the proposals set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement as specified on this card (SEE REVERSE SIDE) and are authorized to vote in their discretion as to any other business that may come properly before the meeting.

INSTRUCTIONS: This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" Proposal 1.

(Continued, and to be marked, dated and signed, on the other side)

VOTE BY TELEPHONE OR INTERNET QUICK * * * EASY * * * IMMEDIATE

IFT CORPORATION

Voting by Telephone or Internet is Quick, Easy and Immediate. As an IFT stockholder, you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 4:00 p.m., Central Time, on Tuesday, June 28, 2005.

To Vote Your Proxy by Internet
www.continentalstock.com
Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

To Vote Your Proxy by Telephone
1 (800) 293-8533
Use any touch tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

PLEASE DO NOT RETURN THE ABOVE CARD IF YOU ARE VOTING ELECTRONICALLY OR BY TELEPHONE.

To Vote Your Proxy by Mail
Mark, sign and date your proxy card above, detach it and return it in the postage-paid envelope provided.

◆ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ◆

Please mark your votes like this	☒

PROXY

		FOR	AUTHORITY
1.	ELECTION OF DIRECTORS:	☐	☐	2.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the 2005 Annual Meeting.

(To withhold authority to vote for any individual nominee,
strike a line through that nominee’s name in the list below)

NOMINEES’

1) RICHARD J. KURTZ	2) LT. GEN. ARTHUR J. GREGG, US ARMY (RET.)	3) GILBERT M. COHEN	4) MICHAEL T. ADAMS

Please check the box if you wish to have your vote disclosed to the Company. The Company's Confidential Voting Policy is described in the Proxy Statement accompanying this proxy.	☐

Please check the box if you plan to attend the 2005 Annual Meeting.	☐

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature	Signature	Date
NOTE: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.